Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Talmer Bancorp, Inc. on Amendment No. 5 to Form S-1 of our report dated April 19, 2013, with respect to the consolidated financial statements of Talmer Bancorp, Inc. as of December 31, 2012 and 2011 and for the three years ended December 31, 2012, 2011 and 2010, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Grand Rapids, Michigan

February 7, 2014